GAMING AND LEISURE PROPERTIES REPORTS RECORD SECOND QUARTER 2024 RESULTS AND INCREASES 2024 FULL YEAR GUIDANCE

WYOMISSING, PA — July 25, 2024 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI” or the “Company”) today announced financial results for the quarter ended June 30, 2024.

Financial Highlights

	Three Months Ended June 30,
(in millions, except per share data)	2024	2023
Total Revenue	$380.6	$356.6
Income from Operations	$293.4	$238.3
Net Income	$214.4	$160.1
FFO (1) (4)	$279.2	$225.4
AFFO (2) (4)	$264.4	$250.4
Adjusted EBITDA (3) (4)	$340.4	$325.5
Net income, per diluted common share and OP units(4)	$0.77	$0.59
FFO, per diluted common share and OP units (4)	$1.00	$0.83
AFFO, per diluted common share and OP units (4)	$0.94	$0.92

(1)  Funds from Operations ("FFO") is net income, excluding (gains) or losses from dispositions of property, net of tax and real estate depreciation as defined by NAREIT.

(2) Adjusted Funds From Operations ("AFFO") is FFO, excluding, as applicable to the particular period, stock based compensation expense; the amortization of debt issuance costs, bond premiums and original issuance discounts; other depreciation; amortization of land rights; accretion on investment in leases, financing receivables; non-cash adjustments to financing lease liabilities; property transfer tax recoveries and impairment charges; straight-line rent adjustments; losses on debt extinguishment; and provision (benefit) for credit losses, net, reduced by capital maintenance expenditures.

(3)  Adjusted EBITDA is net income, excluding, as applicable to the particular period, interest, net; income tax expense; real estate depreciation; other depreciation; (gains) or losses from dispositions of property, net of tax; stock based compensation expense, straight-line rent adjustments, amortization of land rights, accretion on investment in leases, financing receivables; non-cash adjustments to financing lease liabilities; property transfer tax recoveries and impairment charges; losses on debt extinguishment and provision (benefit) for credit losses, net.

(4)  Metrics are presented assuming full conversion of limited partnership units to common shares and therefore before the income statement impact of non-controlling interests.

Peter Carlino, Chairman and Chief Executive Officer of GLPI, commented, "GLPI again delivered record financial results in the 2024 second quarter as we continued to leverage our consistent cash flow generation and benefit from our unmatched roster of the gaming industry’s leading operators. Second quarter total revenue rose 6.7% year over year to $380.6 million and AFFO grew 5.6% as we benefited from the growth of our property portfolio and rent escalations along with our discipline around liquidity and our capital structure. Furthermore, our consistent successes in building our tenant base clearly demonstrate our opportunistic approach to portfolio expansion as well as our ability to work with existing tenants to find exciting new ways to expand our close relationships. As we look to the balance of 2024, we expect to continue to deliver on our promise to shareholders to be a strong steward of their investment capital.

“During the quarter and more recently, we again demonstrated our ability to pursue innovative avenues to create value for shareholders. First, we agreed to fund and oversee a landside development project and hotel renovation of the Belle of Baton

Rouge for our tenant Casino Queen which follows on the success of our earlier agreement to fund their landside move of The Queen Baton Rouge.

“Earlier this month, we announced a $1.585 billion transaction with Bally’s that we believe is a clear win-win for both the Company and for Bally’s. Despite the volatile interest rate environment and challenging transaction environment which have combined to limit larger deals, our team structured an innovative, multi-faceted series of transactions that is expected to deliver an 8.3% blended initial cash yield to GLPI with conservative rent coverage. We would add two very attractive assets to our existing portfolio of 65 assets across 20 jurisdictions with the addition of Bally’s Kansas City and Bally’s Shreveport while participating in the very exciting greenfield development of Bally’s Chicago located in the heart of one of the country’s three largest cities. Furthermore, we’ve favorably amended the terms of our option to acquire Bally’s Lincoln by the end of 2026. We value our ongoing partnership with the team at Bally’s and are delighted to continue working with them to support the development and construction of a flagship asset on a very attractive site on the North Branch of the Chicago River in downtown Chicago.

“Our 2024 announced transactions bring GLPI's total year-to-date investment activity up to $1.98 billion at an attractive blended yield of 8.4%. GLPI's disciplined capital investment approach, combined with our focus on stable and resilient regional gaming markets, supports our confidence that the Company is well positioned to further grow our cash dividend and drive long-term shareholder value. We remain confident on the long-term health of the casino gaming industry and believe our unmatched gaming industry and real estate expertise and strong balance sheet position GLPI as a development funding and real estate partner of choice for operators of all sizes.”

Recent Developments

•Subsequent to June 30, 2024, the Company sold 2.9 million shares of its common stock under the Company's 2022 at the market program which raised net proceeds of $139.4 million.

•On July 12, 2024, the Company announced that it entered into a binding term sheet with Bally’s Corporation (NYSE: BALY) (“Bally’s”) pursuant to which the Company intends to acquire the real property assets of Bally’s Kansas City Casino and Bally’s Shreveport Casino & Hotel as well as the land under Bally’s planned permanent Chicago casino site, and fund the construction of certain real property improvements of the Bally's Chicago Casino Resort, for aggregate consideration of approximately $1.585 billion. In addition to the development funding of hard costs, the Company also intends to acquire the Chicago land for approximately $250 million before development begins. The transaction would represent a blended 8.3% initial cash yield. Further, GLPI secured adjustments to the purchase price and related cap rate related to the existing, previously announced, contingent purchase option for Bally’s Lincoln gaming facility, as well as the addition of a right for GLPI to call the asset beginning in October 2026. The updated purchase price for Bally’s Lincoln is $735 million at an 8.0% cap rate.

•On June 3, 2024, the Company announced an agreement to fund and oversee a landside move and hotel renovation of the Belle of Baton Rouge ("The Belle") in Baton Rouge, LA for its tenant The Queen Casino and Entertainment Inc. ("Casino Queen"). GLPI has committed to provide up to approximately $111 million of funding for the project, which is expected to be completed by September 2025. The casino will continue to operate for the construction period except while gaming equipment is being moved to the new facility. GLPI will own the new facility and Casino Queen will pay an incremental rental yield of 9.0% on the development funding beginning a year from the initial disbursement of funds, which occurred on May 30, 2024.

•On May 16, 2024, the Company acquired the real estate assets of the Silverado Franklin Hotel & Gaming Complex, the Deadwood Mountain Grand casino, and Baldini's Casino, for $105.0 million. Simultaneous with the acquisition, GLPI and affiliates of Strategic Gaming Management, LLC ("Strategic") entered into two cross-defaulted triple-net lease agreements, each for an initial 25-year term with two ten-year renewal periods. GLPI also provided $5 million in capital improvement proceeds at the closing of the transactions for capital improvements for a total investment of $110 million. The initial aggregate annual cash rent for the new leases is $9.2 million, inclusive of capital improvement funding, and rent is subject to a fixed 2.0% annual escalation beginning in year three of the lease and a CPI based annual escalation beginning in year 11 of the lease, of the greater of 2.0% or CPI capped at 2.5%.

•During the first half of 2024, the Company funded an additional $53 million on the $150 million commitment for a development project in Rockford, Illinois that is expected to be completed in late August 2024. As of June 30, 2024, $93 million of the $150 million commitment has been funded which accrues interest at 10%.

•On February 6, 2024, the Company acquired the real estate assets of Tioga Downs Casino Resort ("Tioga Downs") in Nichols, NY from American Racing & Entertainment, LLC ("American Racing") for $175.0 million. Simultaneous with the acquisition, an affiliate of GLPI and American Racing entered into a triple-net lease agreement for an initial 30-year term. The initial rent is $14.5 million and is subject to annual fixed escalations of 1.75% beginning with the first anniversary which increases to 2% beginning in year fifteen of the lease through the remainder of the initial term.

Dividends
On May 20, 2024, the Company announced that its Board of Directors declared a second quarter dividend of $0.76 per share on the Company's common stock that was paid on June 21, 2024, to shareholders of record on June 7, 2024.

2024 Guidance

Reflecting recent acquisition activity, the Company is increasing its AFFO guidance for the full year 2024 based on the following assumptions and other factors:

•The guidance does not include the impact on operating results from any possible future acquisitions or dispositions, future capital markets activity, or other future non-recurring transactions.
•The guidance assumes there will be no material changes in applicable legislation, regulatory environment, world events, including weather, public health, recent consumer trends, economic conditions, oil prices, competitive landscape or other circumstances beyond our control that may adversely affect the Company's results of operations.

The Company estimates AFFO for the year ending December 31, 2024 will be between $1.054 billion and $1.059 billion, or between $3.74 and $3.76 per diluted share and OP units. GLPI's prior guidance contemplated AFFO for the year ending December 31, 2024 of between $1.042 billion and $1.051 billion, or between $3.71 and $3.74 per diluted share and OP units.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, provision for credit losses, net, and other non-core items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. In particular, the Company is unable to predict with reasonable certainty the amount of the change in the provision for credit losses, net, under ASU No. 2016-13 - Financial Instruments - Credit Losses ("ASC 326") in future periods. The non-cash change in the provision for credit losses under ASC 326 with respect to future periods is dependent upon future events that are entirely outside of the Company's control and may not be reliably predicted, including the performance and future outlook of our tenant's operations for our leases that are accounted for as investment in leases, financing receivables, as well as broader macroeconomic factors and future predictions of such factors. As a result, forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Portfolio Update

GLPI's primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. As of June 30, 2024, GLPI's portfolio consisted of interests in 65 gaming and related facilities, including, the real property associated with 34 gaming and related facilities operated by PENN Entertainment, Inc. (NASDAQ: PENN) ("PENN"), the real property associated with 6 gaming and related facilities operated by Caesars Entertainment, Inc. (NASDAQ: CZR) ("Caesars"), the real property associated with 4 gaming and related facilities operated by Boyd Gaming Corporation (NYSE: BYD) ("Boyd"), the real property associated with 9 gaming and related facilities operated by Bally's Corporation (NYSE: BALY) ("Bally's"), the real property associated with 3 gaming and related facilities operated by The Cordish Companies, the real property associated with 4 gaming and related facilities operated by Casino Queen, 1 gaming and related facility operated by American Racing, 3 gaming and related facilities operated by Strategic and 1 facility under development that is intended to be managed by a subsidiary of Hard Rock International ("Hard Rock"). These facilities are geographically diversified across 20 states and contain approximately 29.3 million square feet of improvements.

Conference Call Details

The Company will hold a conference call on July 26, 2024, at 10:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877/407-0784
International: 1-201/689-8560

Conference Call Playback:
Domestic: 1-844/512-2921
International: 1-412/317-6671
Passcode: 13747503
The playback can be accessed through Friday, August 2, 2024.

Webcast
The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary software. A replay of the call will also be available for 90 days thereafter on the Company’s website.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Rental income	$332,815	$319,236	$663,397	$637,204
Income from investment in leases, financing receivables	45,974	37,353	90,279	74,599
Interest income from real estate loans	1,837	—	2,914	—
Total income from real estate	380,626	356,589	756,590	711,803

Operating expenses
Land rights and ground lease expense	11,870	11,892	23,688	23,906
General and administrative	13,851	12,639	31,737	29,089
Depreciation	65,262	65,731	130,622	131,285
Provision (benefit) for credit losses, net	(3,786)	28,052	19,508	22,399
Total operating expenses	87,197	118,314	205,555	206,679
Income from operations	293,429	238,275	551,035	505,124

Other income (expenses)
Interest expense	(86,670)	(79,371)	(173,345)	(160,731)
Interest income	8,065	1,273	17,297	5,528
Losses on debt extinguishment	—	—	—	(556)
Total other expenses	(78,605)	(78,098)	(156,048)	(155,759)

Income before income taxes	214,824	160,177	394,987	349,365
Income tax expense	412	40	1,049	558
Net income	$214,412	$160,137	$393,938	$348,807
Net income attributable to non-controlling interest in the Operating Partnership	(6,162)	(4,507)	$(11,224)	(9,826)
Net income attributable to common shareholders	$208,250	$155,630	$382,714	$338,981

Earnings per common share:
Basic earnings attributable to common shareholders	$0.77	$0.59	$1.41	$1.29
Diluted earnings attributable to common shareholders	$0.77	$0.59	$1.41	$1.29

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Three Months Ended June 30, 2024	Building base rent	Land base rent	Percentage rent and other rental revenue	Interest income on real estate loans	Total cash income	Straight-line rent adjustments (1)	Ground rent in revenue	Accretion on financing leases	Total income from real estate
Amended PENN Master Lease	$53,090	$10,759	$6,500	$—	$70,349	$4,952	$612	$—	$75,913
PENN 2023 Master Lease	58,913	—	(115)	—	58,798	5,621	—	—	64,419
Amended Pinnacle Master Lease	61,081	17,814	7,802	—	86,697	1,858	2,055	—	90,610
PENN Morgantown Lease	—	784	—	—	784	—	—	—	784
Caesars Master Lease	16,021	5,932	—	—	21,953	2,196	330	—	24,479
Horseshoe St. Louis Lease	5,917	—	—	—	5,917	398	—	—	6,315
Boyd Master Lease	20,336	2,947	2,886	—	26,169	574	433	—	27,176
Boyd Belterra Lease	719	474	491	—	1,684	152	—	—	1,836
Bally's Master Lease	26,054	—	—	—	26,054	—	2,642	—	28,696
Maryland Live! Lease	19,078	—	—	—	19,078	—	2,206	3,422	24,706
Pennsylvania Live! Master Lease	12,719	—	—	—	12,719	—	320	2,174	15,213
Casino Queen Master Lease	7,904	—	—	—	7,904	39	—	—	7,943
Tropicana Las Vegas Lease	—	2,677	—	—	2,677	—	—	—	2,677
Rockford Lease	—	2,000	—	—	2,000	—	—	511	2,511
Rockford Loan	—	—	—	1,837	1,837	—	—	—	1,837
Tioga Lease	3,631	—	—	—	3,631	—	1	573	4,205
Strategic Gaming Leases	1,175	—	—	—	1,175	—	35	96	1,306
Total	$286,638	$43,387	$17,564	$1,837	$349,426	$15,790	$8,634	$6,776	$380,626

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Six Months Ended June 30, 2024	Building base rent	Land base rent	Percentage rent and other rental revenue	Interest income on real estate loans	Total cash income	Straight-line rent adjustments (1)	Ground rent in revenue	Accretion on financing leases	Total income from real estate
Amended PENN Master Lease	$106,180	$21,518	$13,019	$—	$140,717	$9,904	$1,181	$—	$151,802
PENN 2023 Master Lease	117,826	—	(222)	—	117,604	11,243	—	—	128,847
Amended Pinnacle Master Lease	121,358	35,628	14,966	—	171,952	3,716	4,118	—	179,786
PENN Morgantown Lease	—	1,568	—	—	1,568	—	—	—	1,568
Caesars Master Lease	32,043	11,864	—	—	43,907	4,392	660	—	48,959
Horseshoe St. Louis Lease	11,835	—	—	—	11,835	797	—	—	12,632
Boyd Master Lease	40,404	5,893	5,452	—	51,749	1,148	865	—	53,762
Boyd Belterra Lease	1,428	947	963	—	3,338	303	—	—	3,641
Bally's Master Lease	51,947	—	—	—	51,947	—	5,331	—	57,278
Maryland Live! Lease	38,156	—	—	—	38,156	—	4,366	7,951	50,473
Pennsylvania Live! Master Lease	25,292	—	—	—	25,292	—	631	4,447	30,370
Casino Queen Master Lease	15,809	—	—	—	15,809	77	—	—	15,886
Tropicana Las Vegas Lease	—	5,355	—	—	5,355	—	—	—	5,355
Rockford Lease	—	4,000	—	—	4,000	—	—	1,009	5,009
Rockford Loan	—	—	—	2,914	2,914	—	—	—	2,914
Tioga Lease	5,843	—	—	—	5,843	—	2	1,157	7,002
Strategic Gaming Leases	1,175	—	—	—	1,175	—	35	96	1,306
Total	$569,296	$86,773	$34,178	$2,914	$693,161	$31,580	$17,189	$14,660	$756,590

(1) Includes $0.1 million of tenant improvement allowance amortization for the three and six months ended June 30, 2024.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$214,412	$160,137	$393,938	$348,807
Gains from dispositions of property, net of tax	—	—	—	—
Real estate depreciation	64,777	65,255	129,654	130,339
Funds from operations	$279,189	$225,392	$523,592	$479,146
Straight-line rent adjustments (1)	(15,790)	(8,751)	(31,580)	(17,503)
Other depreciation	485	476	968	946
Provision (benefit) for credit losses, net	(3,786)	28,052	19,508	22,399
Amortization of land rights	3,276	3,289	6,552	6,579
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,685	2,405	5,369	4,906
Stock based compensation	5,425	5,013	13,547	12,820
Losses on debt extinguishment	—	—	—	556
Accretion on investment in leases, financing receivables	(6,776)	(5,549)	(14,660)	(10,993)
Non-cash adjustment to financing lease liabilities	129	116	246	225
Capital maintenance expenditures (2)	(462)	—	(552)	(8)
Adjusted funds from operations	$264,375	$250,443	$522,990	$499,073
Interest, net (3)	77,882	77,428	154,650	153,872
Income tax expense	412	40	1,049	558
Capital maintenance expenditures (2)	462	—	552	8
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,685)	(2,405)	(5,369)	(4,906)
Adjusted EBITDA	$340,446	$325,506	$673,872	$648,605

Net income, per diluted common share and OP units	$0.77	$0.59	$1.41	$1.29
FFO, per diluted common share and OP units	$1.00	$0.83	$1.87	$1.77
AFFO, per diluted common share and OP units	$0.94	$0.92	$1.87	$1.84

Weighted average number of common shares and OP units outstanding
Diluted common shares	272,065,460	263,400,006	272,042,042	263,029,150
OP units	8,087,630	7,653,326	8,001,724	7,650,159
Diluted common shares and OP units	280,153,090	271,053,332	280,043,766	270,679,309

(1) The three and six months periods ended June 30, 2024 include $0.1 million of tenant improvement allowance amortization.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

(3) Excludes a non-cash interest expense gross up related to certain ground leases.

Reconciliation of Cash Net Operating Income
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended June 30, 2024	Six Months Ended June 30, 2024
Adjusted EBITDA	$340,446	$673,872
General and administrative expenses	13,851	31,737
Stock based compensation	(5,425)	(13,547)
Cash net operating income (1)	$348,872	$692,062

(1) Cash net operating income is cash rental income and interest on real estate loans less cash property level expenses.

Gaming and Leisure Properties, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2024	December 31, 2023
Assets
Real estate investments, net	$8,045,884	$8,168,792
Investment in leases, financing receivables, net	2,312,021	2,023,606
Real estate loans, net	90,372	39,036
Right-of-use assets and land rights, net	828,098	835,524
Cash and cash equivalents	94,494	683,983
Held to maturity investment securities (1)	347,782	—
Other assets	58,517	55,717
Total assets	$11,777,168	$11,806,658

Liabilities
Accounts payable and accrued expenses	$4,455	$7,011
Accrued interest	82,091	83,112
Accrued salaries and wages	3,621	7,452
Operating lease liabilities	195,918	196,853
Financing lease liabilities	60,561	54,261
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	6,632,842	6,627,550
Deferred rental revenue	253,171	284,893
Other liabilities	39,584	36,572
Total liabilities	7,272,243	7,297,704

Equity
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at June 30, 2024 and December 31, 2023)	—	—
Common stock ($.01 par value, 500,000,000 shares authorized, 271,500,584 and 270,922,719 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively)	2,715	2,709
Additional paid-in capital	6,059,956	6,052,109
Accumulated deficit	(1,928,360)	(1,897,913)
Total equity attributable to Gaming and Leisure Properties	4,134,311	4,156,905
Noncontrolling interests in GLPI's Operating Partnership 8,087,630 units and 7,653,326 units outstanding at June 30, 2024 and December 31, 2023, respectively)	370,614	352,049
Total equity	4,504,925	4,508,954
Total liabilities and equity	$11,777,168	$11,806,658

(1) Represents zero coupon treasury bill that at maturity in August 2024 will total $350 million.

Debt Capitalization

The Company’s debt structure as of June 30, 2024 was as follows:

	Years to Maturity	Interest Rate	Balance
			(in thousands)
Unsecured $1,750 Million Revolver Due May 2026	1.9	—%	—
Term Loan Credit Facility due September 2027	3.2	6.731%	600,000
Senior Unsecured Notes Due September 2024	0.2	3.350%	400,000
Senior Unsecured Notes Due June 2025	0.9	5.250%	850,000
Senior Unsecured Notes Due April 2026	1.8	5.375%	975,000
Senior Unsecured Notes Due June 2028	3.9	5.750%	500,000
Senior Unsecured Notes Due January 2029	4.5	5.300%	750,000
Senior Unsecured Notes Due January 2030	5.5	4.000%	700,000
Senior Unsecured Notes Due January 2031	6.5	4.000%	700,000
Senior Unsecured Notes Due January 2032	7.5	3.250%	800,000
Senior Unsecured Notes Due December 2033	9.4	6.750%	400,000
Other	2.2	4.780%	357
Total long-term debt			6,675,357
Less: unamortized debt issuance costs, bond premiums and original issuance discounts			(42,515)
Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts			6,632,842
Weighted average	4.2	4.919%

Rating Agency - Issue Rating

Rating Agency	Rating
Standard & Poor's	BBB-
Fitch	BBB-
Moody's	Ba1

Properties

Description	Location	Date Acquired	Tenant/Operator
Amended PENN Master Lease (14 Properties)
Hollywood Casino Lawrenceburg	Lawrenceburg, IN	11/1/2013	PENN
Argosy Casino Alton	Alton, IL	11/1/2013	PENN
Hollywood Casino at Charles Town Races	Charles Town, WV	11/1/2013	PENN
Hollywood Casino at Penn National Race Course	Grantville, PA	11/1/2013	PENN
Hollywood Casino Bangor	Bangor, ME	11/1/2013	PENN
Zia Park Casino	Hobbs, NM	11/1/2013	PENN
Hollywood Casino Gulf Coast	Bay St. Louis, MS	11/1/2013	PENN
Argosy Casino Riverside	Riverside, MO	11/1/2013	PENN
Hollywood Casino Tunica	Tunica, MS	11/1/2013	PENN
Boomtown Biloxi	Biloxi, MS	11/1/2013	PENN
Hollywood Casino St. Louis	Maryland Heights, MO	11/1/2013	PENN
Hollywood Gaming Casino at Dayton Raceway	Dayton, OH	11/1/2013	PENN
Hollywood Gaming Casino at Mahoning Valley Race Track	Youngstown, OH	11/1/2013	PENN
1st Jackpot Casino	Tunica, MS	5/1/2017	PENN
PENN 2023 Master Lease (7 Properties)
Hollywood Casino Aurora	Aurora, IL	11/1/2013	PENN
Hollywood Casino Joliet	Joliet, IL	11/1/2013	PENN
Hollywood Casino Toledo	Toledo, OH	11/1/2013	PENN
Hollywood Casino Columbus	Columbus, OH	11/1/2013	PENN
M Resort	Henderson, NV	11/1/2013	PENN
Hollywood Casino at the Meadows	Washington, PA	9/9/2016	PENN
Hollywood Casino Perryville	Perryville, MD	7/1/2021	PENN
Amended Pinnacle Master Lease (12 Properties)
Ameristar Black Hawk	Black Hawk, CO	4/28/2016	PENN
Ameristar East Chicago	East Chicago, IN	4/28/2016	PENN
Ameristar Council Bluffs	Council Bluffs, IA	4/28/2016	PENN
L'Auberge Baton Rouge	Baton Rouge, LA	4/28/2016	PENN
Boomtown Bossier City	Bossier City, LA	4/28/2016	PENN
L'Auberge Lake Charles	Lake Charles, LA	4/28/2016	PENN
Boomtown New Orleans	New Orleans, LA	4/28/2016	PENN
Ameristar Vicksburg	Vicksburg, MS	4/28/2016	PENN
River City Casino & Hotel	St. Louis, MO	4/28/2016	PENN
Jackpot Properties (Cactus Petes and Horseshu)	Jackpot, NV	4/28/2016	PENN
Plainridge Park Casino	Plainridge, MA	10/15/2018	PENN
Caesars Master Lease (5 Properties)
Tropicana Atlantic City	Atlantic City, NJ	10/1/2018	CZR
Tropicana Laughlin	Laughlin, NV	10/1/2018	CZR
Trop Casino Greenville	Greenville, MS	10/1/2018	CZR
Isle Casino Hotel Bettendorf	Bettendorf, IA	12/18/2020	CZR
Isle Casino Hotel Waterloo	Waterloo, IA	12/18/2020	CZR
Boyd Master Lease (3 Properties)
Belterra Casino Resort	Florence, IN	4/28/2016	BYD
Ameristar Kansas City	Kansas City, MO	4/28/2016	BYD
Ameristar St. Charles	St. Charles, MO	4/28/2016	BYD
Bally's Master Lease (8 Properties)
Tropicana Evansville	Evansville, IN	6/3/2021	BALY
Bally's Dover Casino Resort	Dover, DE	6/3/2021	BALY
Black Hawk (Black Hawk North, West and East casinos)	Black Hawk, CO	4/1/2022	BALY
Quad Cities Casino & Hotel	Rock Island, IL	4/1/2022	BALY
Bally's Tiverton Hotel & Casino	Tiverton, RI	1/3/2023	BALY
Hard Rock Casino and Hotel Biloxi	Biloxi, MS	1/3/2023	BALY
Casino Queen Master Lease (4 Properties)
DraftKings at Casino Queen	East St. Louis, IL	1/23/2014	Casino Queen
The Queen Baton Rouge	Baton Rouge, LA	12/17/2021	Casino Queen
Casino Queen Marquette	Marquette, IA	9/6/2023	Casino Queen

Belle of Baton Rouge	Baton Rouge, LA	10/1/2018	Casino Queen
Pennsylvania Live! Master Lease (2 Properties)
Live! Casino & Hotel Philadelphia	Philadelphia, PA	3/1/2022	Cordish
Live! Casino Pittsburgh	Greensburg, PA	3/1/2022	Cordish
Strategic Gaming Leases (3 Properties) (1)
Silverado Franklin Hotel & Gaming Complex	Deadwood, SD	5/16/2024	Strategic
Deadwood Mountain Grand Casino	Deadwood, SD	5/16/2024	Strategic
Baldini's Casino	Sparks, NV	5/16/2024	Strategic
Single Asset Leases
Belterra Park Gaming & Entertainment Center	Cincinnati, OH	10/15/2018	BYD
Horseshoe St Louis	St. Louis, MO	10/1/2018	CZR
Hollywood Casino Morgantown	Morgantown, PA	10/1/2020	PENN
Live! Casino & Hotel Maryland	Hanover, MD	12/29/2021	Cordish
Tropicana Las Vegas	Las Vegas, NV	4/16/2020	BALY
Tioga Downs	Nichols, NY	2/6/2024	American Racing
Hard Rock Casino Rockford	Rockford, IL	8/29/2023	815 ENT Lessee (2)
(1) Represents two cross-defaulted, co-terminus leases
(2) Managed by a subsidiary of Hard Rock

Lease Information

	Master Leases
	PENN 2023 Master Lease	Amended PENN Master Lease	PENN Amended Pinnacle Master Lease	Caesars Amended and Restated Master Lease	BYD Master Lease
Property Count	7	14	12	5	3
Number of States Represented	5	9	8	4	2
Commencement Date	1/1/2023	11/1/2013	4/28/2016	10/1/2018	10/15/2018
Lease Expiration Date	10/31/2033	10/31/2033	4/30/2031	9/30/2038	04/30/2026
Remaining Renewal Terms	15 (3x5 years)	15 (3x5 years)	20 (4x5 years)	20 (4x5 years)	25 (5x5 years)
Corporate Guarantee	Yes	Yes	Yes	Yes	No
Master Lease with Cross Collateralization	Yes	Yes	Yes	Yes	Yes
Technical Default Landlord Protection	Yes	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage	1.1	1.1	1.2	1.2	1.4
Competitive Radius Landlord Protection	Yes	Yes	Yes	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	1.5% (1)	2%	2%	1.75% (2)	2%
Coverage ratio at March 31, 2024 (3)	1.96	2.21	1.94	2.03	2.66
Minimum Escalator Coverage Governor	N/A	1.8	1.8	N/A	1.8
Yearly Anniversary for Realization	November	November	May	October	May
Percentage Rent Reset Details
Reset Frequency	N/A	5 years	2 years	N/A	2 years
Next Reset	N/A	November 2028	May 2026	N/A	May 2026

(1)    In addition to the annual escalation, a one-time annualized increase of $1.4 million occurs on November 1, 2027.

(2)    Building base rent will be increased by 1.25% annually in the 5th and 6th lease year, 1.75% in the 7th and 8th lease year, and 2% in the 9th lease year and each year thereafter.

(3)    Information with respect to our tenants' rent coverage over the trailing twelve months was provided by our tenants as of March 31, 2024. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy.

Lease Information

Master Leases
	Bally's Master Lease	Casino Queen Master Lease	Pennsylvania Live! Master Lease operated by Cordish	Strategic Gaming Lease (1)
Property Count	8	4	2	3
Number of States Represented	6	3	1	2
Commencement Date	6/3/2021	12/17/2021	3/1/2022	5/16/2024
Lease Expiration Date	06/02/2036	12/31/2036	2/28/2061	5/31/2049
Remaining Renewal Terms	20 (4x5 years)	20 (4X5 years)	21 (1 x 11 years, 1 x 10 years)	20 (2X10 years)
Corporate Guarantee	Yes	Yes	No	Yes
Master Lease with Cross Collateralization	Yes	Yes	Yes	Yes
Technical Default Landlord Protection	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage	1.2	1.4	1.4	1.4 (4)
Competitive Radius Landlord Protection	Yes	Yes	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	(2)	(3)	1.75%	2% (4)
Coverage ratio at March 31, 2024 (5)	2.07	2.16	2.31	N/A
Minimum Escalator Coverage Governor	N/A	N/A	N/A	N/A
Yearly Anniversary for Realization	June	December	March	June 2026
Percentage Rent Reset Details
Reset Frequency	N/A	N/A	N/A	N/A
Next Reset	N/A	N/A	N/A	N/A

(1)    Consists of two leases that are cross collateralized and co-terminus with each other.

(2)    If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(3)    Rent increases by 0.5% for the first six years. Beginning in the seventh lease year through the remainder of the lease term, if the CPI increases by at least 0.25% for any lease year then annual rent shall be increased by 1.25%, and if the CPI is less than 0.25% then rent will remain unchanged for such lease year.
(4)    The default adjusted revenue to rent coverage declines to 1.25 if the tenants adjusted revenues totals $75 million. Annual rent escalates at 2% beginning in year three of the lease and in year 11 escalates based on the greater of 2% or CPI, capped at 2.5%.

(5)    Information with respect to our tenants' rent coverage over the trailing twelve months was provided by our tenants as of March 31, 2024. Due to the recent additions to the Casino Queen Master Lease the coverage ratio is calculated on a proforma basis. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy.

Lease Information

Single Property Leases
	Belterra Park Lease operated by BYD	Horseshoe St. Louis Lease operated by CZR	Morgantown Ground Lease operated by PENN	Live! Casino & Hotel Maryland operated by Cordish	Tropicana Las Vegas Ground Lease operated by BALY	Tioga Downs Lease operated by American Racing	Hard Rock Rockford Ground Lease managed by Hard Rock
Commencement Date	10/15/2018	9/29/2020	10/1/2020	12/29/2021	9/26/2022	2/6/2024	8/29/2023
Lease Expiration Date	04/30/2026	10/31/2033	10/31/2040	12/31/2060	9/25/2072	2/28/2054	8/31/2122
Remaining Renewal Terms	25 (5x5 years)	20 (4x5 years)	30 (6x5 years)	21 (1 x 11 years, 1 x 10 years)	49 (1 x 24 years, 1 x 25 years)	32 years and 10 months (2 x 10 years, 1 x 12 years and 10 months)	None
Corporate Guarantee	No	Yes	Yes	No	Yes	Yes	No
Technical Default Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage	1.4	1.2	N/A	1.4	1.4	1.4	1.4
Competitive Radius Landlord Protection	Yes	Yes	N/A	Yes	Yes	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%	1.25% (1)	1.5% (2)	1.75%	(3)	1.75% (4)	2%
Coverage ratio at March 31, 2024 (5)	3.73	2.23	N/A	3.49	N/A	N/A	N/A
Minimum Escalator Coverage Governor	1.8	N/A	N/A	N/A	N/A	N/A	N/A
Yearly Anniversary for Realization	May	October	December	January	October	March	September
Percentage Rent Reset Details
Reset Frequency	2 years	N/A	N/A	N/A	N/A	N/A	N/A
Next Reset	May 2026	N/A	N/A	N/A	N/A	N/A	N/A

(1)    For the second through fifth lease years, after which time the annual escalation becomes 1.75% for the 6th and 7th lease years and then 2% for the remaining term of the lease.

(2)    Increases by 1.5% on the opening date (which occurred on December 22, 2021) and for the first three lease years. Commencing on the fourth anniversary of the opening date and for each anniversary thereafter, if the CPI increase is at least 0.5% for any lease year, the rent for such lease year shall increase by 1.25% of rent as of the immediately preceding lease year, and if the CPI increase is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(3)    If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(4)    Increases by 1.75% beginning with the first anniversary which increases to 2% beginning in year fifteen of the lease through the remainder of the initial term.

(5)    Information with respect to our tenants' rent coverage over the trailing twelve months was provided by our tenants as of March 31, 2024. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy.

Disclosure Regarding Non-GAAP Financial Measures

FFO, FFO per diluted common share and OP units, AFFO, AFFO per diluted common share and OP units, Adjusted EBITDA and Cash Net Operating Income ("Cash NOI"), which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. These metrics are presented assuming full conversion of limited partnership units to common shares and therefore before the income statement impact of non-controlling interests. The Company believes FFO, FFO per diluted common share and OP units, AFFO, AFFO per diluted common share and OP units, Adjusted EBITDA and Cash NOI provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. Cash NOI is rental and other property income, less cash property level expenses. Cash NOI excludes depreciation, the amortization of land rights, real estate general and administrative expenses, other non-routine costs and the impact of certain generally accepted accounting principles (“GAAP”) adjustments to rental revenue, such as straight-line rent adjustments and non-cash ground lease income and expense. It is management's view that Cash NOI is a performance measure used to evaluate the operating performance of the Company’s real estate operations and provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis.

FFO, FFO per diluted common share and OP units, AFFO, AFFO per diluted common share and OP units, Adjusted EBITDA and Cash NOI are non-GAAP financial measures that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding (gains) or losses from dispositions of property, net of tax and real estate depreciation.  We have defined AFFO as FFO excluding, as applicable to the particular period, stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, accretion on investment in leases, financing receivables, non-cash adjustments to financing lease liabilities, property transfer tax recoveries and impairment charges, straight-line rent adjustments, losses on debt extinguishment, and provision (benefit) for credit losses, net, reduced by capital maintenance expenditures. We have defined Adjusted EBITDA as net income excluding, as applicable to the particular period, interest, net, income tax expense, real estate depreciation, other depreciation, (gains) or losses from dispositions of property, net of tax, stock based compensation expense, straight-line rent adjustments, the amortization of land rights, accretion on investment in leases, financing receivables, non-cash adjustments to financing lease liabilities, property transfer tax recoveries and impairment charges, losses on debt extinguishment, and provision (benefit) for credit losses, net. Finally, we have defined Cash NOI as Adjusted EBITDA excluding general and administrative expenses and including, as applicable to the particular period, stock based compensation expense and (gains) or losses from dispositions of property.

FFO, FFO per diluted common share and OP units, AFFO, AFFO per diluted common share and OP units, Adjusted EBITDA and Cash NOI are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our shareholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per diluted common share and OP units, AFFO, AFFO per diluted common share and OP units, Adjusted EBITDA and Cash NOI, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our expectations regarding our 2024 AFFO guidance and the Company benefiting from recently announced transactions, including the cash and rental yields. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: GLPI's expectations regarding continued growth and dividend increases, GLPI's expectation that it will continue to be a strong steward of its shareholders' investment capital, the effect of pandemics, such as COVID-19, on GLPI as a result of the impact such pandemics may have on the business operations of GLPI’s tenants and their continued ability to pay rent in a timely manner or at all; the potential negative impact of ongoing high levels of inflation (which have been exacerbated by the armed conflict between Russia and Ukraine and may be further impacted by events in the Middle East) on our tenants' operations, the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; GLPI's ability to maintain its status as a REIT; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; the impact of our substantial indebtedness on our future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur as presented or at all.

Contact
Gaming and Leisure Properties, Inc.            Investor Relations
Matthew Demchyk, Chief Investment Officer        Joseph Jaffoni, Richard Land, James Leahy at JCIR
610/401-2900                        212/835-8500
investorinquiries@glpropinc.com                glpi@jcir.com